SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Under Rule 14a-12

WORLD AIR HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐     Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held August 16, 2006
PROXY STATEMENT
PURPOSE OF MEETING
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER INFORMATION

WORLD AIR HOLDINGS, INC.
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 16, 2006

To the Stockholders:
      World Air Holdings, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders on August 16, 2006, commencing at 9:00 a.m., local time, at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, for the following purposes:

1. To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders, and thereafter until their successors have been duly elected and qualified; and

2. To act upon such other matters as may properly come before the annual meeting and any adjournment thereof.
      The record date for the determination of stockholders entitled to vote at the annual meeting is July 10, 2006, and only stockholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment(s) thereof.
      Whether or not you plan to attend the stockholders’ annual meeting, please follow the instructions on the enclosed proxy to ensure representation of your shares at the annual meeting. You may revoke your proxy at any time prior to the time it is voted.

By Order of the Board of Directors,

Mark M. McMillin
General Counsel and Corporate Secretary
July 14, 2006
Peachtree City, Georgia

WORLD AIR HOLDINGS, INC.
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

PROXY STATEMENT

       This proxy statement is being furnished to the stockholders of World Air Holdings, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Company’s Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on August 16, 2006, and any adjournment(s) thereof, for the purposes set forth in the accompanying notice and described in more detail herein. The meeting will be held at the Company’s headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      This proxy statement and the accompanying proxy card will be first mailed to our stockholders on or about July 14, 2006. The cost of the solicitation will be borne by the Company.
PURPOSE OF MEETING
      At the annual meeting, the Board of Directors will ask stockholders to (1) elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified and (2) act upon such other matters as may properly come before the meeting and any adjournment(s) thereof.
      There will also be addresses by the Chairman of the Board of Directors of the Company and the Chief Executive Officer, and a general discussion period during which stockholders will have an opportunity to ask questions about the Company’s business.
VOTING
      Only holders of record of the Company’s outstanding Common Stock at the close of business on July 10, 2006 (the “Record Date”) will be entitled to vote at the annual meeting. On the Record Date, 24,204,477 shares of common stock of the Company (“Common Stock”) were outstanding and entitled to be voted.
      Shares of Common Stock represented by proxies that are properly executed and returned to the Company will be voted at the meeting in accordance with the stockholders’ instructions contained in such proxies. Where no such instructions are given, proxies will be voted for the election to the Board of Directors of the three persons named elsewhere in this proxy statement. The proxy holders will also vote such shares at their discretion with respect to such other matters as may properly come before the meeting. The Company does not know of any matters to be acted upon at the meeting other than the matter described in this proxy statement.
      Any proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to that effect to the General Counsel and Corporate Secretary of the Company, Mark M. McMillin, or by signing a later-dated proxy. Stockholders who attend the meeting may revoke any proxy previously given and vote in person.
      A quorum at the meeting will consist of the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the meeting. Cumulative voting in the election of directors is not allowed. Each holder of shares of Common Stock issued and outstanding on the Record Date shall be entitled to one vote for each share owned by such holder on each matter to be voted on at the meeting. At the meeting, a plurality of the votes cast is required to elect each of the Class II directors and, accordingly, the director nominees receiving the greatest number of votes will be elected to the Board of Directors. Broker non-votes will be disregarded and will have no effect on the outcome of any vote at the meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
Principal Stockholders
      The following table sets forth information as of July 10, 2006, unless otherwise indicated, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s common stock.

	Shares	Percent
	Beneficially	of Class
Name and Address of Beneficial Owner	Owned(1)	Owned(1)

Contrarian Capital Management, L.L.C.(3)	1,432,570	5.92%
411 West Putman Avenue
Suite 225
Greenwich, CT 06830
Barclays Global Investors, NA.(2)	1,401,799	5.79%
45 Fremont Street
San Francisco, CA 94105
Contrarian Equity Fund, L.P.(4)	1,387,517	5.73%
411 West Putman Avenue
Suite 225
Greenwich, CT 06830
Nicholas Applegate Capital Management LLC(5)	1,224,891	5.06%
600 West Broadway, 29th Floor
San Diego, CA 92101
Air Transportation Stabilization Board(6)	2,156,001	8.91%
1120 Vermont Avenue
Washington, DC 20005

(1)	In setting forth this information, the Company relied upon its stock transfer records and upon Schedule 13G filings of, and other information provided by, the persons and entities listed in the table. Beneficial ownership is reported in accordance with the Securities and Exchange Commission (“SEC”) regulations and therefore includes shares of the Company’s Common Stock which may be acquired within 60 days after July 10, 2006 upon the exercise of outstanding stock options and warrants. Shares of Common Stock issuable upon the exercise of such options and warrants are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each stockholder, “Percent of Class Owned” is based on the 24,204,477 shares of Common Stock issued and outstanding on July 10, 2006, plus any shares that may be acquired by the stockholder within 60 days after July 10, 2006.

(2)	In setting forth this information, the Company relied upon the July 10, 2006 Schedule 13G filing of Barclays Global Investors, N.A. (“Barclays”) and other information provided by Barclays.

(3)	In setting forth this information, the Company relied upon the February 14, 2006 Schedule 13G filing of Contrarian Capital Management, LLC (“Contrarian Capital”) and other information provided by Contrarian Capital.

(4)	In setting forth this information, the Company relied upon the February 14, 2006 Schedule 13G filing of Contrarian Equity Fund, LP (“Contrarian Equity”) and other information provided by Contrarian Equity.

(5)	In setting forth this information, the Company relied upon the February 14, 2006 Schedule 13G filing of Nicholas Applegate Capital Management L.L.C. (“Applegate”) and other information provided by Applegate.

(6)	Represents shares underlying immediately exercisable warrants to purchase Common Stock.
Directors and Executive Officers
      The following table sets forth information, as of July 10, 2006 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by (a) each director of the Company, (b) each executive officer named in the Summary Compensation Table included in this report, and (c) all current directors and executive officers of the Company as a group.

		Shares		Percent
		Beneficially		of Class
Name of Beneficial Owner	Capacity	Owned(1)		Owned(1)

Gen. Ronald R. Fogleman	Chairman of the Board of Directors	72,553	(2)	*
Randy J. Martinez	Chief Executive Officer and Director	256,252	(3)	*
Daniel J. Altobello	Director	113,780	(4)	*
A. Scott Andrews	Director	58,075	(5)	*
Joel H. Cowan	Director	84,070	(6)	*
Madeline E. Hamill	Director	4,432	(7)	*
Jeffrey L. MacKinney	President and Director	160,000	(8)	*
Russell L. Ray, Jr.	Director	179,863	(9)	*
Peter M. Sontag	Director	54,035	(10)	*
Gilberto M. Duarte, Jr.	Executive Vice President	200,000	(11)	*
Charles P. MacDonald	Chief Operating Officer, World Airways, Inc	45,000	(12)	*
Steven E. Harfst	Chief Operating Officer, North American Airlines, Inc.	-0-	(13)
Jeffrey W. Wehrenberg	Chief Operating Officer, North American Airlines, Inc.	-0-	(14)
Mark M. McMillin	General Counsel and Corporate Secretary	12,500	(15)	*
Michael W. Towe	Chief Financial Officer	-0-	(16)
Charles H. J. Addison	Chief Information Officer	56,011	(17)	*
Robert R. Binns	Chief Marketing Officer	50,000	(18)	*
Directors and Executive Officers as a Group (17 persons)		1,346,571	(19)	5.6%

*	Individual is the beneficial owner of less than one percent (1%) of the outstanding Common Stock.

(1)	In setting forth this information, the Company relied on its stock transfer records and other information provided by the persons listed in the table. Beneficial ownership is reported in accordance with SEC regulations and therefore includes shares of Common Stock that may be acquired within 60 days after July 10, 2006, upon the exercise of outstanding stock options and warrants. Shares of Common Stock issuable upon the exercise of such options and warrants are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person has sole voting and investment power with regard to the shares shown as owned by such person. For each stockholder, “Percent of Class Owned” is based on the 24,204,477 shares of Common Stock issued and outstanding on July 10, 2006 plus any shares that may be acquired by the stockholder as a result of the exercise of existing options and warrants within sixty (60) days after July 10, 2006.

(2)	Consists of (i) 25,000 shares of Common Stock issuable to General Fogleman upon the exercise of options granted, (ii) 10,000 shares of Common Stock that he owns directly and (iii) 37,553 share of Common Stock that he owns indirectly.

(3)	Consists of (i) 220,000 shares of Common Stock issuable to Mr. Martinez upon the exercise of options granted, and (ii) 36,252 shares of Common Stock that he owns directly.

(4)	Consists of (i) 25,000 shares of Common Stock issuable to Mr. Altobello upon the exercise of options granted, and (ii) 88,780 shares that he owns directly.

(5)	Consists of (i) 10,000 shares of Common Stock issuable to Mr. Andrews upon the exercise of options granted, and (ii) 48,075 shares of Common Stock that he owns directly.

(6)	Consists of (i) 30,000 shares of Common Stock issuable to Mr. Cowan upon the exercise of options granted, and (ii) 54,070 shares of Common Stock that he owns indirectly.

(7)	Consists of 4,432 shares of Common Stock issuable to Ms. Hamill upon the exercise of options granted.

(8)	Consists of 160,000 shares of Common Stock issuable to Mr. MacKinney upon the exercise of options granted.

(9)	Consists of (i) 120,000 shares of Common Stock issuable to Mr. Ray upon the exercise of options granted, (ii) 53,970 shares of Common Stock that he owns directly, and (iii) 5,893 shares of Common Stock owned in a rollover IRA account.

(10)	Consists of (i) 20,000 shares of Common Stock issuable to Mr. Sontag upon the exercise of options granted, and (ii) 34,035 shares of Common Stock that he owns directly.

(11)	Consists of 200,000 shares of Common Stock that Mr. Duarte owns directly. Mr. Duarte retired effective June 8, 2006.

(12)	Consists of 45,000 shares of Common Stock issuable to Mr. McDonald upon the exercise of options granted.

(13)	Mr. Harfst has no beneficial ownership of Common Stock. Mr. Harfst resigned as Chief Operating Officer of North American Airlines, Inc. effective February 6, 2006.

(14)	Mr. Wehrenberg has no beneficial ownership of Common Stock.

(15)	Consists of 12,500 shares of Common Stock issuable to Mr. McMillin upon the exercise of options granted.

(16)	Mr. Towe has no beneficial ownership of Common Stock.

(17)	Consists of (i) 55,800 shares of Common Stock issuable to Mr. Addison upon the exercise of options granted, and (ii) 211 shares of Common Stock that he owns indirectly.

(18)	Consists of 50,000 shares of Common Stock issuable to Mr. Binns upon the exercise of options granted.

(19)	Consists of (i) 980,807 shares of Common Stock issuable upon the exercise of options granted, and (ii) 365,764 shares of Common Stock which the persons in the group own directly or indirectly.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. To the Company’s knowledge, based solely on information provided to the Company by such persons and on a review of the copies of such reports furnished to the Company, all such persons timely complied with the Section 16(a) filing requirements during and with respect to the Company’s 2005 fiscal year.

BOARD OF DIRECTORS
      The Board of Directors of the Company is responsible for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has four standing committees: Executive, Audit, Nominating and Corporate Governance, and Compensation. During 2005, there were 8 meetings of the Board of Directors of the Company, 10 meetings of the Executive Committee, 14 meetings of the Audit Committee, 4 meetings of the Nominating and Corporate Governance Committee, and 5 meetings of the Compensation Committee. During 2005, or the portion of 2005 during which each director served, each director attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings of all Committees of the Board on which he or she served. The Board of Directors has determined that each of the directors, other than Randy J. Martinez and Jeffrey L. MacKinney, is independent, as independence for directors is defined under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).
Committees of the Board of Directors

Executive Committee
      The Executive Committee may exercise all of the Board’s power and authority when the Board is unable to meet, except that certain fundamental responsibilities, such as the declaration of dividends, are reserved exclusively to the Board. The Board of Directors has adopted a written charter for the Executive Committee which, as revised in February 2005, can be found on the Company’s website at www.worldairholdings.com. The members of the Executive Committee are Russell L. Ray, Jr. (Chair), General Ronald R. Fogleman, Daniel J. Altobello and Randy J. Martinez.

Audit Committee
      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee’s other primary duties and responsibilities are to (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) oversee the independence and performance of the Company’s independent auditors; (iii) provide an avenue of communication among the independent auditors, management, and the Board; and (iv) review areas of potential significant financial risk to the Company. The Audit Committee reviews, at least once each year, the terms of all material transactions and arrangements between the Company and its affiliates. The Board of Directors has adopted a written charter for the Audit Committee which, as revised in February 2005, can be found on the Company’s website at www.worldairholdings.com.
      The members of the Audit Committee are A. Scott Andrews (Chair), Joel H. Cowan, Madeline E. Hamill and Russell L. Ray, Jr. The Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined by the Nasdaq listing standards. In addition, the Board of Directors has determined that Joel H. Cowan and A. Scott Andrews qualify as an “audit committee financial expert” under applicable SEC regulations.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for (i) identifying individuals qualified to become members of the Board consistent with criteria recommended to and approved by the Board from time to time, (ii) recommending nominees to the Board for selection as director nominees for annual meetings of stockholders, (iii) receiving and reviewing nominations from stockholders directly, (iv) developing and recommending to the Board a set of corporate governance principles, and (v) overseeing the evaluation of the Board and management. The Nominating Committee operates under a written charter adopted by the Board of Directors as revised on June 21, 2006. A copy of the Nominating Committee Charter is available on the Company’s website at www.worldairholdings.com.

      The Nominating Committee consists of Joel H. Cowan (Chair), Russell L. Ray, Jr., A. Scott Andrews, Peter M. Sontag and Daniel J. Altobello. The Board of Directors has determined that each member of the Nominating Committee is independent, as independence for nominating committee members is defined by the Nasdaq listing standards.
      The Nominating Committee was established in February 2004, and has adopted a policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Such recommendations may be sent to the Chair of the Nominating Committee at World Air Holdings, Inc., in care of the General Counsel and Corporate Secretary, The HLH Building, 101 World Drive, Peachtree City, Georgia 30269 (marked confidential if desired).
      The Nominating Committee will consider multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and stockholders. The Nominating Committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company and its stockholders. The Nominating Committee seeks to ensure that the composition of the Board at all times adheres to Nasdaq’s independence requirements and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance, strategic planning and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Compensation Committee
      The Compensation Committee (i) reviews key employee compensation policies, plans and programs; (ii) monitors performance and compensation of Company officers and other key employees; (iii) prepares recommendations and periodic reports to the Board concerning such matters; and (iv) administers the Company’s various compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee which as revised in February 2005, can be found on the Company’s website at www.worldairholdings.com. The members of the Compensation Committee are Daniel J. Altobello (Chair), Madeline E. Hamill, and Peter M. Sontag, each of whom is independent as independence for directors is defined by the Nasdaq listing standards.
Compensation of Members of the Board and Committees
      Directors who are not also executive officers of the Company or of an affiliate of the Company (“Non-Affiliate Directors”) receive $30,000 annually for serving on the Board of Directors of the Company, which amount is paid quarterly in advance. Chairs of Board Committees also receive compensation in the amount of $7,500 per year for such service as Committee Chair, with the exception of the Audit Committee Chair who receives $15,000 per year, as of January 1, 2006. In addition, directors receive $1,000 for attending Board meetings personally and $250 for attending Board meetings telephonically. Committee members receive $1,000 for attending committee meetings personally or $250 for attending committee meetings telephonically. Non-Affiliate Directors are reimbursed for usual and ordinary expenses of meeting attendance. The Company had adopted a Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), pursuant to which each new Non-Affiliate Director, upon election or appointment to the Board of Directors of the Company, is granted options to purchase 10,000 shares of Common Stock and on the third anniversary of the initial award, is granted an option to purchase an additional 5,000 shares of Common Stock. Options granted under the Directors’ Plan become exercisable in equal monthly installments during the 36 months following the award, as long as the person remains a director of the Company. Up to 250,000 shares of Common Stock were available under the Directors’ Plan, subject to certain adjustments. The Non-Employee Director’s Stock Option Plan expired in 2005 and therefore no further grants of options will be made under that plan.

Policy with Regard to Directors’ Attendance at Annual Meeting of Stockholders
      The Board of Directors adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are invited and expected to attend each annual meeting of the Company’s stockholders. All of the then members of the Board of Directors attended last year’s annual meeting of stockholders.
Procedure for Stockholder Communication with Directors
      Stockholders may send communications to the Board of Directors or to individual directors by mail addressed to the Board of Directors or to the individual director at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, GA 30269. Communications from stockholders will be forwarded to or accessed by the directors from time to time but in no event later than the next regularly scheduled meeting of the Board of Directors.
Independent Public Accountants
      Representatives of KPMG LLP (“KPMG”) are expected to be present at the annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees
      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG.

	2005	2004

Audit fees(1)	$5,670,000	$337,000
Audit-related fees(2)	$174,000	$67,000

Audit and audit-related fees	$5,844,000	$404,000
Tax fees(3)	$495,000	$654,000
All other fees	$—	$—

Total fees	$6,339,000	$1,058,000

(1)	Audit fees include annual audit and limited quarterly review fees as well as review of SEC filings and comments.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans and due diligence services.

(3)	Tax fees consisted of fees for tax advisory and tax compliance services.
Determination of Auditor Independence
      The Audit Committee has considered the provision of non-audit services by KPMG and has determined that it was not incompatible with maintaining KPMG’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
      The Audit Committee must approve in advance the engagement of the independent auditors to render any audit or permissible non-audit services to the Company. The audit committee approved all of the fees contained in the Audit Fees chart.

EXECUTIVE OFFICERS
      Executive officers of the Company and its subsidiaries are appointed by and serve at the discretion of the Company’s Board of Directors. Information regarding the Company and its subsidiaries’ executive officers as of December 31, 2005 is provided below:

Name	Age	Position

Randy J. Martinez	50	Chief Executive Officer and Director
Jeffrey L. MacKinney	49	President and Director
Virginia G. Clark*	52	Interim Chief Financial Officer
Gilberto M. Duarte, Jr.	61	Executive Vice President and President — World Risk Solutions
Charles H. J. Addison	45	Chief Information Officer
Robert R. Binns	41	Chief Marketing Officer
Mark M. McMillin	51	General Counsel & Corporate Secretary
Charles P. McDonald	41	Chief Operating Officer — World Airways
Steven E. Harfst**	42	Chief Operating Officer — North American

*	Ms. Clark was appointed Interim Chief Financial Officer of the Company pending the employment of a full time Chief Financial Officer. On April 17, 2006, the Company entered into an employment agreement with Michael W. Towe (“Mr. Towe”) whereby Mr. Towe is to serve as Chief Financial Officer of the Company. Prior to joining the Company, Mr. Towe, 50, served as Chief Financial Officer of Roper Industries from 2004 until March 14, 2006. Mr. Towe served as Chief Financial Officer and Chief Operating Officer of GE TIP/ Modular Space from 2002 through 2004 and served as Chief Financial Officer of GE Capital, JC Penney Credit Services from 2000 through 2001.

**	Mr. Harfst resigned his employment with North American in February 2006. On February 1, 2006, the Company hired Jeffrey W. Wehrenberg (“Mr. Wehrenberg”) whereby Mr. Wehrenberg is to serve as Chief Operating Officer of North American Airlines. Prior to joining North American, Mr. Wehrenberg, 46, served as President of New Heights Aviation Services, LLC from August 2005 until February 2006. Mr. Wehrenberg served as Vice President — Ground Operations and Director — System Operations Control at Mesaba Aviation (Northwest Airlink) from September 2000 through June 2005.
      Randy J. Martinez has served as Chief Executive Officer of the Company since April 2005, President and Chief Executive Officer of the Company and World Airways from April 2004 to April 2005 and served as President and Chief Operating Officer from November 2003 to April 1, 2004. Mr. Martinez previously served as Executive Vice President, Marketing & Administration since June 2002. He joined World Airways in October 1998 as the Director of Crew Resources and was appointed to be the Special Assistant to the Chairman in May 1999. In August 1999, he was named Chief Information Officer. Mr. Martinez came to the Company after a distinguished 21-year career with the United States Air Force (Colonel, retired, and Command Pilot). Prior to his leaving the United States Air Force, he was the Principal Advisor to the Chief of Staff of the North Atlantic Treaty Organization’s (NATO) senior-most Strategic Planning Staff. Mr. Martinez also served as the Senior Aide-de-Camp to the Chairman of the Joint Chiefs of Staff at the Pentagon, Commander of the 457th Airlift Squadron at Andrews Air Force Base in Maryland and Chief of the Wing Standardization & Evaluation Division in DESERT STORM for C-130’s. He is a combat experienced pilot and decorated officer.
      Jeffrey L. MacKinney has been President of the Company since April 2005. Previously, he served as Chief Operating Officer of the Company and for World Airways. He joined World Airways in August 2003 as Senior Vice President of Planning and Corporate Development, after serving as President of his own aviation consulting firm. Prior to forming his own company in 2002, Mr. MacKinney was President and Chief Executive Officer of TransMeridian Airlines, an Atlanta based charter airline. He joined TransMeridian in 1999 from AirTran Airways, where he held the position of Senior Vice President-Marketing & Planning. Prior to AirTran, he served as Senior Vice President-Planning & Business Development for a regional airline holding company. Mr. MacKinney held several leadership positions during nine years with American Airlines, most recently as Managing Vice President of AMR Consulting Group. Before joining American, he served as Vice President-Marketing and Planning for Air Virginia. He began his career with TWA.
      Virginia G. Clark was appointed to act as the Company’s Interim Chief Financial Officer on December 7, 2005. Ms. Clark has served as Vice President and Controller of the Company, since August 2005. From April 2001 to August 2005, she served as Controller and Director of Accounting at Air Tran Airways. From April 2000 to April 2001, she served as Controller at Sears Termite and Pest Control. She obtained a Bachelor of Science degree in Business Administration and Accounting from the University of Central Florida in 1982 and a Master of Business Administration degree from the University of Florida in 2000.
      Gilberto M. Duarte, Jr. served as Executive Vice President of World Air Holdings and President of World Risk Solutions until his retirement effective June 8, 2006. Previously, he served as Chief Financial Officer of World Air Holdings and World Airways. He joined World Airways in August 1998 as Vice President and Controller and was named Chief Financial Officer, effective December 1998. Mr. Duarte’s career spans 35 years in the airline industry. Mr. Duarte held a number of leadership positions during his 22 years with Eastern Airlines, distinguishing himself as Division Controller and as Vice President of Airport Operations. From 1992 to 1995, he served as Executive Vice President of Universal Aviation Services. From 1995 to 1997, he served as Executive Vice President of BWIA International, based in Trinidad & Tobago. Prior to joining World Airways, Mr. Duarte served as President of Inktel Marketing from 1997 to 1998.
      Charles H. J. Addison became Chief Information Officer in August 2005. He joined World Airways in May 1988 as Supervisor, Revenue Accounting and in June 1989 moved into a Financial Analyst position. Mr. Addison was promoted to Director, Materials Services in February 1992 and held this position for seven years. Between January 1999 and April 2001, Mr. Addison held two other Director positions — Director, Material and Scheduled Service Administration, and Director, Contracts and Purchasing. In April 2001, Mr. Addison was appointed to Senior Director, Strategic Planning and Contracts. In June 2002, Mr. Addison was appointed to Executive Vice President, Operations and was responsible for managing the Technical Services, Customer Services, Flight Operations, In-flight Services and Travel Departments. In April 2004, he became the Senior Vice President of Operational Support Services.
      Robert R. Binns became Chief Marketing Officer in August 2005. He joined World Airways in April 2004 as Senior Vice President of Marketing and Planning. Prior to joining World Airways, Mr. Binns was President and Chief Executive Officer of TransMeridian Airlines from April 2002 to April 2004 and, previous to this, had been its Chief Financial Officer from December 2001 to April 2002. Mr. Binns was Vice President and Controller for the technical division of Pegasus Aviation from April 2000 through December 2001, and also spent several years with TWA in a variety of positions, including General Auditor.
      Mark M. McMillin became General Counsel and Corporate Secretary in May 2005 after having served as the Assistant General Counsel for World Airways since December 2003. Mr. McMillin has nearly 19 years of general corporate, transactional and litigation experience including serving as general counsel for companies in the telecommunications and pharmaceutical industries. He is a member of the New York, Connecticut, Virginia, and Washington D.C. bar associations. Prior to entering the legal profession, Mr. McMillin joined GTE through its management training program in 1980 and before that served as a platoon leader with the 11th Armored Cavalry “Black Horse” Regiment in Germany during the late 1970’s and was honorably discharged from the service at the rank of captain. Mr. McMillin obtained his juris doctorate degree from The John Marshall Law School located in Chicago, Illinois and his B.A. in History from Canisius College located in Buffalo, New York.
      Charles P. McDonald became Chief Operating Officer at World Airways in April 2005. His responsibilities include Flight Operations, Aircraft Maintenance and Engineering, In-Flight Services, Customer Service, Safety, and Human Resources. He first joined the Company in May 2004 as Senior Vice President of Operations. Mr. McDonald has over 18 years of aviation experience, most recently as Chief Operating Officer of TransMeridian Airlines from 1999 through 2004. Prior to this position, Mr. McDonald held senior-level positions with British Aerospace Regional Aircraft from 1995 to 1999 and the AMR Corporation, including Director of Aircraft Maintenance for Flagship Airlines from 1988 through 1995.

      Steven E. Harfst served as Chief Operating Officer of North American from the time of the acquisition of North American in April 2005 through February 6, 2006 when he resigned to pursue another opportunity.
ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. At the meeting for which proxies are being solicited, three Class II directors will be elected to serve until the 2009 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified. Daniel J. Altobello, Peter M. Sontag, Madeline E. Hamill, A. Scott Andrews, Joel H. Cowan and Randy J. Martinez will continue to serve as directors for the terms to which they were previously elected.
      Unless otherwise directed by the persons giving proxies, the proxy holders intend to vote all shares for which they hold proxies for the election of General Ronald R. Fogleman, Jeffrey L. MacKinney and Russell L. Ray, Jr. as Class II directors. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the annual meeting, the Board will select a substitute nominee.
Class II Director Nominees
Terms of Office Expiring at the 2009 Annual Meeting of Stockholders

Name and Age	Business Experience

General Ronald R. Fogleman, 64	General Fogleman has been a director of the Company since March 1998. He retired from the United States Air Force on September 1, 1997 after 38 years of service. On his final tour of duty, he served as Chief of Staff of the Air Force, a member of the Joint Chiefs of Staff, and military advisor to the Secretary of Defense, the National Security Council, and the President of the United States. He is a director of Mesa Air Group, Inc., AAR Corporation and Alliant Techsystems Corporation, all reporting companies, a trustee of Mitre Corporation, and a director of several other privately held aerospace and defense industry companies.

Jeffrey L. MacKinney, 49	Mr. MacKinney was appointed a director in August, 2005. Mr. MacKinney has been President of the Company since April 2005. Previously, he served as Chief Operating Officer of the Company and for World Airways. He joined World Airways in August 2003 as Senior Vice President of Planning and Corporate Development, after serving as President of his own aviation consulting firm. Prior to forming his own company in 2002, Mr. MacKinney was President and Chief Executive Officer of TransMeridian Airlines, an Atlanta based charter airline. He joined TransMeridian in 1999 from AirTran Airways, where he held the position of Senior Vice President-Marketing & Planning. Prior to AirTran, he served as Senior Vice President-Planning & Business Development for a regional airline holding company. Mr. MacKinney held several leadership positions during nine years with American Airlines, most recently as Managing Vice President of AMR Consulting Group. Before joining American, he served as Vice President-Marketing and Planning for Air Virginia. He began his career with TWA.

Name and Age	Business Experience

Russell L. Ray, Jr., 71	Mr. Ray has been a director of the Company since July 1993. He was President and Chief Executive Officer of World Airways from April 1997 to May 1999, and Chairman of the Board of Directors of the Company from June 1998 to May 1999. Mr. Ray is also currently a director of Exceltech, Inc. (a Canadian public company). From March 1996 to April 1997, he was an aviation and aerospace consultant. Previously he was Executive Vice President of British Aerospace, Inc.; President and Chief Executive Officer of Pan American World Airways; Vice President and General Manager of commercial marketing of McDonnell Douglas Corporation; president of Pacific Southwest Airlines; Senior Vice President of Eastern Airlines and director of Commercial Sales of Lockheed. Mr. Ray is currently Non- Executive Chairman of Technobrands, Inc.
Class III Directors
Terms of Office Expiring at the 2007 Annual Meeting of Stockholders

Name and Age	Business Experience

A. Scott Andrews, 46	Mr. Andrews has been a director of the Company since June 1992. Mr. Andrews is Co-Founder and Managing Partner of Winston Partners Group, a Virginia-based firm focused on private equity and hedge fund investments. From 1987 until founding Winston Partners, Mr. Andrews was Chief Financial Officer of WorldCorp, a NYSE holding company. Prior thereto, Mr. Andrews was Vice President-Finance of Presidential Airways. From 1980-1985, he worked for JP Morgan, with his principal focus on corporate finance, leveraged acquisitions and corporate restructurings. Currently, Mr. Andrews serves as Audit Committee Chairman of World Air Holdings, Inc. In addition, Mr. Andrews serves as Chairman of the Board of International Legwear Group (ILG) and Shearer’s Foods. He is a member of the Board of Directors of Hobart West Group, firstSTREET, and Grantham Education. At Grantham he is Chairman of the Audit Committee. Mr. Andrews earned his B.A. with Distinction from the University of Virginia and serves on the boards of the Christian Children’s Fund and Hill School.

Joel H. Cowan, 70	Mr. Cowan has been a director of the Company since March 2000. Since May 1984, he has been chairman of Habersham & Cowan, Inc., a private service and investment firm. He is a director of several privately held companies and is a former director of Continental Airlines, Inc., Interstate General Company, LP, and IRT Property Co., all reporting companies.

Name and Age	Business Experience

Randy J. Martinez, 51	Mr. Martinez has been a director of the Company since April 1, 2004. Mr. Martinez has served as Chief Executive Officer of the Company since January 2005, President and Chief Executive Officer of World Airways from April 2004 to January 2005 and served as President and Chief Operating Officer from November 2003 to April 1, 2004. Mr. Martinez previously served as Executive Vice President, Marketing & Administration of World Airways since June 2002. He joined World Airways in October 1998 as the Director of Crew Resources and was appointed to be the Special Assistant to the Chairman in May 1999. In August 1999, he was named Chief Information Officer. Mr. Martinez came to the Company after a distinguished 21-year career with the United States Air Force (Colonel, retired, and Command Pilot). Prior to his leaving the United States Air Force, he was the Principal Advisor to the Chief of Staff of the North Atlantic Treaty Organization’s (NATO) senior-most Strategic Planning Staff. Mr. Martinez also served as the Senior Aide-de-Camp to the Chairman of the Joint Chiefs of Staff at the Pentagon, Commander of the 457th Airlift Squadron at Andrews Air Force Base in Maryland and Chief of the Wing Standardization & Evaluation Division in DESERT STORM for C-130’s. He is a combat experienced pilot and decorated officer.
Class I Directors
Terms of Office Expiring at the 2008 Annual Meeting of Stockholders

Name and Age	Business Experience

Daniel J. Altobello, 65	Mr. Altobello has been a director of the Company since March 1998. Since October 1, 2000, he has been a private investor and board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/ SKY Chefs, the world’s largest airline catering company. From 1989 to 1995, Mr. Altobello served as chairman, President and Chief Executive Officer of Caterair International Corporation. He is a director of JER Investors Trust, Diamond Rock Hospitality Trust, Media Bay, Mesa Air Group, Inc. and Friedman, Billings, Ramsey Group, Inc.(a registered broker-dealer) all reporting companies, and several privately held companies.

Name and Age	Business Experience

Peter M. Sontag, 63	Mr. Sontag has been a director of the Company since February 1994. He was on the Global Board of Directors in 2005 of TQ3 Travel Solutions Management Holding GmbH in Bremen, Germany, a wholly owned subsidiary of TUI A.G. in Hanover, Germany, a DAX 30 company. Mr. Sontag is a Senior Executive Advisor in matters of Corporate Development to TUI A.G. Since 2000, he has been a director of NetHotels Travel Software Technology GmbH of Vienna, Austria. Mr. Sontag is also a director of Coast Dental Corporation in Tampa, Florida since November 2002. Mr. Sontag is also a director of Orthopedic Development Corporation, Inc. of Clearwater, Florida a private company with patents pending in spinal surgery and distribution of exercise equipment for handicapped patients. From 1997 to 2000, he was Chairman and part owner of Travel Industries, Inc., d/b/a/ THOR, Inc. of Boulder, Colorado, which provided marketing, management, and automated operational services to associated travel distributors worldwide. Mr. Sontag was the founder, Chairman and Chief Executive Officer of USTravel in Rockville, Maryland, a $2.4 billion commercial travel company he sold in 1994. Mr. Sontag is also the owner of Fast Lane Travel, Inc. of Clearwater, Florida, a company specializing in upscale incentive travels and is the exclusive travel provider to the Porsche Club of America with 55,000 members. Previously he supplied strategic, travel, and automation consulting services to various national and international clients and was the founder, Chairman and Chief Executive Officer of Sontag, Annis & Associates, Inc., a travel technology and strategy firm sold to Citicorp in 1987.

Madeline “Maddie” E. Hamill, PhD, 46	Dr. Hamill has been a director of the Company since May 2005. Dr. Hamill is managing director of Venadar LLC (“Venadar”). Prior to joining Venadar, Dr. Hamill was managing partner of the Hildebrand Hamill strategic planning consultancy and served as Vice President and director, Worldwide Strategic Planning for The Coca-Cola Company. She serves on the boards of Holy Innocents’ Episcopal School and the Georgia Council of International Visitors. She is a member of the Society of International Business Fellows and the National Association of Corporate Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS II
DIRECTOR NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Effective January 10, 2005, World Airways, Inc. was reorganized into a holding company structure, which was effected through a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law, which does not require stockholder approval. All of the outstanding shares of Common Stock of World Airways have been converted on a share-for-share basis into shares of Common Stock of World Air Holdings, and all stockholders of World Airways became stockholders of World Air Holdings through a non-taxable transaction. Stock certificates representing shares of common stock of World Airways are deemed to represent shares of Common Stock of World Air Holdings until exchanged in the ordinary course as a result of transfers for stock certificates bearing the name of World Air Holdings.

STOCK PERFORMANCE
      The Company’s Common Stock was traded on the Nasdaq National Market under the ticker symbol “WLDA” until May 22, 2006. The Company’s Common Stock currently trades in the Pink Sheets under the symbol “WLDA.PK.” The graph below compares the performance of an investment in the Common Stock and the Russell 2000 Index, the Dow Jones Airline Index, and the Dow Jones Delivery Services Index for the period from December 31, 2000 through December 31, 2005. The comparison assumes that the value of the investment and of each index was $100 at December 31, 2000 and that all dividends were reinvested.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
World Air Holdings Inc.	$100	$46	$72	$332	$635	$962
Russell 2000	$100	$102	$81	$120	$142	$148
Dow Jones Delivery Services Index	$100	$105	$117	$142	$182	$178
Dow Jones Airlines Index	$100	$66	$38	$49	$46	$49
      There are significant differences between the business of the Company and those of the companies that comprise the above mentioned industry or line-of-business indices. These differences may lessen the comparability of the information presented. The Dow Jones Airline Index components are large, scheduled, domestic airline carriers, while the Company is a smaller global airline and contract service provider with limited scheduled service. The Dow Jones Delivery Services Index is heavily weighted by the market capitalization of freight and courier companies, which have operations much larger than the Company’s cargo operations.
EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation for services rendered to the Company during the years ended December 31, 2005, 2004, and 2003 that was awarded to, earned by, or paid to (i) the Company’s Chief Executive Officer, and (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus exceed $100,000 for the year ended December 31, 2005.

Summary Compensation Table

							Long Term
		Annual Compensation					Compensation

					Other Annual		Shares Underlying	All Other
Name and Position	Year	Salary	Bonus(1)		Compensation		Options	Compensation

Randy J. Martinez	2005	$304,692	$397,475		$-0-		-0-	$7,150	(3)
Chief Executive	2004	$261,063	$343,125		$-0-		150,000	$4,678	(4)
Officer(2)	2003	$203,365	$97,975		$-0-		125,000	$4,276	(5)
Jeffrey L. MacKinney	2005	$235,019	$235,125		$-0-		-0-	$7,037	(7)
President(6)	2004	$211,058	$249,375		$-0-		100,000	$4,608	(8)
	2003	$60,577	$34,291		$-0-		100,000	$-0-
Gilberto M. Duarte, Jr.	2005	$200,362	$160,000		$-0-		-0-	$7,711	(10)
Executive Vice	2004	$200,102	$160,000		$-0-		-0-	$5,055	(11)
President(9)	2003	$200,000	$117,570		$-0-		50,000	$4,755	(12)
Steven E. Harfst(13)	2005	$126,538	$231,488	(14)	$50,000	(15)	-0-	$117	(16)
Charles P. McDonald(13)	2005	$192,362	$154,000		$-0-		-0-
Chief Operating	2004	$107,993	$90,667		$-0-		100,000	$7,709	(18)
Officer(17)

(1)	Bonuses are paid to Company executives from a profit sharing pool that is distributed among management. Bonuses reported for 2005 were earned and accrued as of December 31, 2005.

(2)	Randy J. Martinez became Chief Executive Officer effective April 1, 2005. Previously he served as President and Chief Executive Officer of the Company and World Airways, since April 2004. He joined World Airways in October 1998 as the Director of Crew Resources and was later appointed Special Assistant to the Chairman in May 1999. In August 1999, he was named the Chief Information Officer of World Airways and in June 2002 became Executive Vice President, Marketing and Administration. In November 2003, Mr. Martinez became President and Chief Operating Officer of World Airways.

(3)	Consists of (i) $1,545 in excess term life insurance premiums, and (ii) $5,605 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(4)	Consists of (i) $405 in excess term life insurance premiums, and (ii) $4,273 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(5)	Consists of (i) $315 in excess term life insurance premiums, and (ii) $3,961 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(6)	Jeffrey L. MacKinney became President in April 2005. Previously he served as Chief Operating Officer of the Company and World Airways since April 2004. He joined World Airways in August 2003 as Senior Vice President, Planning and Corporate Development.

(7)	Consists of (i) $1,214 in excess term life insurance premiums, and (ii) $5,823 in annual Company contributions to a defined contribution plan paid on behalf of Mr. MacKinney.

(8)	Consists of (i) $315 in excess term life insurance premiums, and (ii) $4,293 in annual Company contributions to a defined contribution plan paid on behalf of Mr. MacKinney.

(9)	Gilberto M. Duarte, Jr. served as Executive Vice President of World Air Holdings and President of World Risk Solutions until his retirement effective June 8, 2006. Previously, he served as Chief Financial Officer of World Air Holdings and World Airways. He joined World Airways in August 1998 as Vice President and Controller and was named Chief Financial Officer, effective December 1998.

(10)	Consists of (i) $1,188 in excess term life insurance premiums, and (ii) $6,523 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(11)	Consists of (i) $1,188 in excess term life insurance premiums, and (ii) $3,867 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(12)	Consists of (i) $774 in excess term life insurance premiums, and (ii) $3,981 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(13)	Mr. Harfst resigned as Chief Operating Officer of North American Airlines, Inc. effective February 6, 2006.

(14)	Consists of (i) $144,186 in estimated bonus which was paid in 2005 and (ii) $12,302 which was earned and accrued as of December 31, 2005 pursuant to the bonus schedule outlined in Mr. Harfst’s pre-acquisition employment agreement. Also includes a transition incentive of $75,000 which was payable to Mr. Harfst as part of his post-acquisition amended and restated employment agreement.

(15)	Consists of semi-monthly retention incentive payable to Mr. Harfst as part of his post-acquisition amended and restated employment agreement.

(16)	Consists of (i) $60 in excess term life insurance premiums, and (ii) $57 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Harfst.

(17)	Charles P. McDonald became Chief Operating Officer at World Airways in May 2005. Prior to holding this position he served as Senior Vice President of Operations since May 2004.

(18)	Consists of (i) $1,101 in excess term life insurance premiums, and (ii) $6,608 in annual Company contributions to a defined contribution plan paid on behalf of Mr. McDonald.
Stock Option Grants and Restricted Stock
      No stock options were granted to any of the named executive officers during the year ended December 31, 2005.
      During 2005, the Company granted 50,000 shares of restricted stock with a weighted average fair value of $6.06 to Steven E. Harfst. On February 6, 2006, Mr. Harfst resigned his position with the Company, and thus the grant was cancelled effective on his date of termination.
      The following table sets forth additional information concerning exercises of stock options during 2005 by the named executive officers and the value of their unexercised options at December 31, 2005:
Aggregated Option Exercises in 2005 and
Fiscal Year-End Option Values

	Number of		Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired Upon		Options at Fiscal Year End		at Fiscal Year End
	Exercise of	Value
Name	Options	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Randy J. Martinez	90,000	$596,452	152,500	127,500	$1,058,752	$834,900
Jeffrey L. MacKinney	10,000	$42,693	100,000	90,000	$648,600	$565,500
Gilberto M. Duarte, Jr.	50,000	$255,702	185,000	15,000	$1,631,550	$131,700
Steven E. Harfst	-0-	-0-	-0-	-0-	$-0-	$-0-
Charles P. McDonald	25,000	$107,576	15,000	60,000	$90,450	$361,800
Employment Agreements
      The Company has an employment agreement with Randy J. Martinez, currently Chief Executive Officer, which as amended, provides that he shall serve until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Board of Directors fails to give him written notice, on or before June 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. The agreement provides for a minimum base salary of $275,000 per year, plus employee benefits, bonus and indemnification for Mr. Martinez against certain losses. Mr. Martinez’s base salary was increased to $316,000 per year in April 2005.
      The Company has an employment agreement with Jeffrey L. MacKinney, currently President, which as amended, provides that he shall serve until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before June 6, 2006, of the Company’s intent not to renew the agreement or to renew on different terms. The agreement provides for a minimum base salary of $225,000 per year, plus employee benefits, bonus and indemnification for Mr. MacKinney against certain losses. Mr. MacKinney’s base salary was increased to $238,500 per year in April 2005.
      The Company had an employment agreement with Gilberto M. Duarte, Jr., Executive Vice President and President of World Risk Solutions, which as amended, provided that he shall serve until December 31, 2007. Effective June 8, 2006, Mr. Duarte retired from his position with the Company. The Second Amended and Restated Employment Agreement dated as of May 6, 2004 between the Company and Mr. Duarte terminated concurrently with Mr. Duarte’s retirement.
      The Company has an employment agreement with Mark M. McMillin, General Counsel and Corporate Secretary, which provides that he shall serve until May 6, 2008, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2007, of the Company’s intent not to renew the agreement or to renew on different terms. The agreement provides for a minimum salary of $175,000 per year, plus employee benefits, bonus and indemnification for Mr. McMillin against certain losses.
      The Company has an employment agreement with Michael W. Towe, Chief Financial Officer, which provides that he shall serve until April 5, 2009, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before October 7, 2008, of the Company’s intent not to renew the agreement or to renew on different terms. The agreement provides for a minimum salary of $300,000 per year, plus employee benefits, bonus and indemnification for Mr. Towe against certain losses.
      The Company’s subsidiary, World Airways, Inc., has an employment agreement with Charles P. McDonald, currently Chief Operating Officer, World Airways, which provides that he shall serve until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. Pursuant to the agreement, the Company agreed to compensate Mr. McDonald at a minimum base salary of $170,000 plus employee benefits and bonus, and indemnification for Mr. McDonald against certain losses. Mr. McDonald’s base salary was increased to $200,000 per year in April 2005.
      The Company has an employment agreement with Charles H. J. Addison, currently Chief Information Officer, which as amended, provides that he shall serve until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. Pursuant to the agreement, the Company agreed to compensate Mr. Addison at a minimum base salary of $180,000 plus employee benefits and bonus, and indemnification for Mr. Addison against certain losses.
      The Company has an employment agreement with Robert R. Binns, currently Chief Marketing Officer, which provides that he shall serve until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. Pursuant to the agreement, the Company agreed to compensate Mr. Binns at a minimum base salary of $180,000 plus employee benefits and bonus, and indemnification for Mr. Binns against certain losses.
      The Company’s subsidiary, North American Airlines, Inc., has an employment agreement with Jeffrey W. Wehrenberg, currently Chief Operating Officer, North American Airlines, which provides that he shall serve until May 11, 2009, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before January 11, 2009, of the Company’s intent not to renew the agreement or to renew it on different terms. Pursuant to the agreement, the Company agreed to compensate Mr. Wehrenberg at a minimum base salary of $190,000 and a supplement of $45,000 plus employee benefits and bonus, and indemnification for Mr. Wehrenberg against certain losses.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2005 regarding compensation plans under which equity securities of the Company are authorized for issuance.

			Number of
			Securities
			Remaining Available
			for Future Issuance
	Number of	Weighted	under Equity
	Securities To Be	Average	Compensation Plans
	Issued Upon	Exercise Price	(Excluding
	Exercise of	of Options,	Securities Reflected
	Options, Warrants	Warrants and	in the First
Plan Category	and Rights	Rights	Column)

Equity Compensation Plans Approved by Security Holders	3,873,976	$1.92	1,687,662
Equity Compensation Plans Not Approved by Security Holders	60,000	$4.54	329,000

Total	3,933,976	$1.96	2,016,662

Employee Benefit Plan
      Employees of the Company are part of an annual profit sharing or incentive compensation program. Individual bonus payments at World Airways and North American are based on the financial results of the specific airline while payments for employees of World Air Holdings are based on the consolidated financial results of the Company.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as independence for audit committee members is defined by the Nasdaq listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which reviewed and revised the charter in February 2005. A copy of the current charter can be found on the Company’s website at www.worldairholdings.com.
      Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee met with management and the Independent Registered Public Accounting Firm to review and discuss the December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the Independent Registered Public Accounting Firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which include, without limitation, matters related to the conduct of the audit of the consolidated financial statements. The Audit Committee also received written disclosures from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence.
      Based upon the Audit Committee’s discussions with management and the Independent Registered Public Accounting Firm, and the Audit Committee’s review of the representations of management and the report of the Independent Registered Public Accounting Firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

      The foregoing report is provided by the Audit Committee of the Board of Directors, consisting of A. Scott Andrews (Chair), Joel H. Cowan, Madeline E. Hamill and Russell L. Ray, Jr.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee reviews the compensation and benefits provided to executive officers on an annual basis. The Committee’s goal is to provide a total executive compensation program that: (1) enables the Company to attract, motivate, and retain executive talent; (2) ensures alignment with the interests of World Air Holdings’ shareholders; and (3) is competitive in the external marketplace.
      To this end, the Compensation Committee has historically compared the Company’s executive compensation program to the compensation levels of companies within an airline peer group. Based on the increased revenue and improved financial performance of the Company, as well as the broader market for talent, this peer group was updated in 2005 to include additional airline and non-airline transportation companies of a similar size as World Air Holdings.
      Executive compensation is comprised of three primary components: (1) base salary; (2) short-term incentives, i.e., bonuses paid under the Company’s Management Incentive Compensation Plan; and (3) long-term incentives, i.e., stock awards granted under the Company’s Amended and Restated 1995 Stock Incentive Plan (the “1995 Stock Incentive Plan”). The Company’s total direct compensation (base salary plus short- and long-term incentives) is designed to be competitive with the transportation industry peer group.
      Base Salaries. Base salaries of executive officers are initially set based on: (1) position level and approved salary range for the position; (2) individual experience, knowledge, and skills, (3) organizational requirements for specific background and/or expertise; and (4) market factors at the time of placement into the position. Base salaries are adjusted from time to time, based on the performance of the individual executive, his or her position in the approved salary range, and to some extent, the financial performance of the Company. The Compensation Committee, in conjunction with recommendations from senior management for positions other than the Chief Executive Officer, approves initial levels and adjustments to the base salary of each executive officer of the Company.
      Short-term Incentives. Under the Management Incentive Compensation Plan, executive officers are eligible to receive annual cash bonuses which are targeted from 35% — 65% of base salary, based on position level. Management incentive amounts (including amounts for executive officers) are calculated from a percentage of net income after all profit sharing plans are paid out. Thus, management incentive amounts are based on a percentage of remaining net earnings. Actual bonus amounts may be above or below targeted levels based on the Company’s financial performance. This feature aligns actual bonus amounts paid to executives (and other eligible management personnel) with the financial performance of the Company. Maximum bonuses payable to executives for exceptional financial performance are two times the targeted level or 70% — 130%, based on position level. Any bonus payable to management, including executive officers, is subject to the individual’s job performance. Based on these criteria, the Company accrued bonuses earned as of December 31, 2005, which were paid in June 2006.
      Long-term Incentives. Under the 1995 Stock Incentive Plan, executive officers are eligible to receive stock awards. The 1995 Stock Incentive Plan is administered by the Compensation Committee, which is authorized to determine the type of award and the vesting provisions for each grant. Historically, the Company’s primary long-term incentive vehicle has been stock options. As a result of the Financial Accounting Standards Board’s (FASB) decision that stock options must be expensed for publicly-held companies beginning in fiscal years after June 15, 2005, the Compensation Committee has been evaluating the Company’s long-term incentive strategy. As a result of the review, the Committee intends to obtain full Board approval to adopt an alternate strategy in 2006 which will incorporate a 50/50 blend of full-value awards (e.g., restricted stock) and stock options. The strategy includes an annual grant feature which is designed to deliver a value which is a percentage of base salary (45% — 100%), based on position level. The strategy will retain stock options as 50% of the annual award value as incentive to continue to align executives’ interests with increasing shareholder value. Due to the anticipated change in strategy and while evaluating alternatives, the Committee did not authorize an annual stock incentive grant to executives (and other eligible members of management) in 2005. Broad-based long-term incentive grants have not occurred since 2003. The Committee has authorized a limited number of grants to select individuals since 2003.
      Compensation of the Chief Executive Officer. The Chief Executive Officer’s performance is evaluated annually by the members of the Board of Directors. The evaluation is based on a number of criteria including: leadership, strategic planning, achievement of financial growth goals, financial results, and external relations. The Chief Executive Officer’s salary is reviewed annually by the Compensation Committee in consultation with the Chairman of the Board. The Committee, in consultation with the Chairman of the Board, also approves bonus payments and the award of any stock incentives to the Chief Executive Officer. It is the practice of the Compensation Committee to regularly seek Board approval of the Chief Executive Officer’s compensation in the interest of full disclosure to the Board.
      Compensation of the Board of Directors. In 2005, the Compensation Committee engaged Hay Group, an international compensation and human resources consulting firm, to conduct a review of the World Air Holdings Board of Directors’ compensation in order to gauge the competitiveness of the Company’s director compensation program. The study included comparisons to the transportation industry peer group and independent board of director survey sources. The results of the review indicated that the cash portion of the Company’s director compensation program is competitive, with the exception of the Audit Committee Chair. As a result, the Audit Committee Chair’s compensation was increased by $5,000. This change was approved by the Board and became effective January 1, 2006. Also, based on the study, it was recommended that the equity portion of director compensation be adjusted upward to $25,000 annually and be delivered in the form of restricted stock. The Committee intends to seek full Board approval and implement this strategy in 2006 in conjunction with the revised long-term incentive strategy for executive officers. Hay Group also indicated that, at the time of the study, World Air Holdings was first in its peer group in one-year and three-year annualized shareholder return.
      The foregoing report is provided by the Compensation Committee of the Board of Directors, consisting of Daniel J. Altobello (Chair), Peter M. Sontag, and Madeline E. Hamill.
STOCKHOLDER PROPOSALS
      Stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company’s Secretary no later than March 16, 2007, to be included in the Company’s 2007 proxy materials. Proposals intended for inclusion in next year’s proxy statement should be sent to the attention of Mark M. McMillin, General Counsel and Corporate Secretary, at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      The proxy or proxies designated by the Company will have discretionary authority to vote on any proposal properly presented by a stockholder for consideration at the 2006 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, a written nomination is submitted to the Company at least 90 days prior to the meeting as provided in the Bylaws of the Company, or (ii) with respect to any other shareholder proposal, notice of the proposal, containing the information required by the Bylaws of the Company is received by the Company at its principal executive offices not less than 60 days prior to the meeting and, in either case, certain other conditions of the applicable rules of the SEC are satisfied.
ANNUAL REPORT
      A copy of the Company’s Annual Report to Stockholders is being provided herewith to each stockholder entitled to vote at the annual meeting. It includes the Company’s most recent Annual Report on Form 10-K as filed with the SEC. A copy of the Company’s Annual Report on Form 10-K is available at no charge to all stockholders. For a copy, please contact Michael W. Towe, Chief Financial Officer, at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, telephone number (770) 632-8000.

OTHER INFORMATION
      This solicitation of proxies is being made by the Board of Directors of the Company. In addition to solicitation by mail, proxies may also be solicited by directors, officers, and employees of the Company, who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees, and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock.

By Order of the Board of Directors,

Mark M. McMillin
General Counsel and Corporate Secretary
Dated: July 14, 2006

WORLD AIR HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Annual Meeting of Stockholders to be Held on August 16, 2006
     The undersigned hereby appoints RANDY J. MARTINEZ and MARK M. MCMILLIN, and each of them, as the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.001 per share, of World Air Holdings, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on August 16, 2006 at 9:00 a.m., local time, and at any adjournment(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

1.	To elect three Class II directors for a term of three years. Nominees: General Ronald R. Fogleman, Jeffrey L. MacKinney and Russell L. Ray, Jr.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

☐ FOR all nominees except any whose name is crossed out above
(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A PROPERLY EXECUTED PROXY GIVES NO DIRECTION, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Dated:	, 2006

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

WORLD AIR HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONFIDENTIAL VOTING INSTRUCTIONS OF 401(k) PLAN PARTICIPANTS AND BENEFICIARIES
For the Annual Meeting of Stockholders to be held on August 16, 2006
     The undersigned hereby instructs Wells Fargo Retirement Plan Services, Inc., trustee (the “Trustee”) of the World Airways, Inc. Employees 401(k) Savings Plan of which World Air Holdings, Inc. is a participating employer (the “Plan”), to vote all shares of common stock, par value $.001 per share, of World Air Holdings, Inc., a Delaware corporation (the “Company”), allocated to the account of the undersigned as a participant in or beneficiary under the Plan, in accordance with these instructions, at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on August 16, 2006 at 9:00 a.m., local time, and at any adjournment(s) thereof.

1.	To elect three Class II directors for a term of three years.
Nominees: General Ronald R. Fogleman, Jeffrey L. MacKinney and Russell L. Ray, Jr.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees
☐	FOR all nominees except any whose name is crossed out above
(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS INSTRUCTED BY THE PLAN PARTICIPANT OR BENEFICIARY. IF NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED AS THE TRUSTEE DEEMS PROPER IN ITS BEST JUDGMENT.

Dated:	, 2006

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon.